Exhibit 3.10

CERTIFICATE OF INCORPORATION
OF
STANDARD AERO (SAN ANTONIO) INC.

     The undersigned, for the purpose of organizing a corporation to conduct business and promote the purpose hereinafter stated under the provisions of and subject to the requirements of the General Corporation law of the State of Delaware hereby certifies that:

FIRST

     The name of the Company is Standard Aero (San Antonio) Inc. (the “Company”).

SECOND

     The address of the registered office of the Company in the State of Delaware is: 9 East Loockerman Street, Dover, DE 19901, and the name of the registered agent to the Company in the State of Delaware at such address is National Registered Agents, Inc. County of Kent.

THIRD

     The business and purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH

     The Company shall have the authority to issue a total of Ten Thousand (10,000) shares of Common Stock, par value, $.01 per share.

FIFTH

     The name and address of the incorporator is Mark W. Peery, 109 Bushaway Road, Wayzata, Minnesota 55391.

SIXTH

     The Company shall be managed by the Board of Directors, which shall exercise all power under the laws of the State of Delaware, including, without limitation, the power to make, alter, or repeal the Company’s Bylaws. Notwithstanding the foregoing, to ensure a reasonable degree of independence between the Company and its parent companies and its shareholders, no person shall be eligible to become or to remain a director or officer of the Company if such person shall be a director or an officer of any corporation which owns twenty percent (20%) or more of the Company’s issued and outstanding stock or shall personally own twenty percent (20%) or more of the Company’s issued and outstanding stock, or assume any of the powers or responsibilities of a shareholder, director, officer or employee of such a parent company or shareholder.

SEVENTH

     The number of directors of the Company shall be fixed from time to time by its shareholders and may be increased or decreased as they shall determine.

EIGHTH

     The Company shall indemnify to the fullest extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil, criminal, or otherwise) by reason of the fact that he is or was a director or officer of the Company, or by reason of the fact that such director or officer, at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.

NINTH

     No director of the Company shall be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty by such a director as a director. Despite the foregoing sentence, a director shall be liable to the extent provided by applicable law: (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. If the Delaware General Corporation law is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. No amendment or repeal of this Article Ninth shall apply to, or have any effect on, the liability or alleged liability of any director of the Company for, or with respect to, any acts of omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate hereby declaring and certifying that this is my act and deed, and the facts herein stated are true and, accordingly, have hereunto set my hand this 19th day of June, 1998.

/s/ Mark W. Peery
Mark W. Peery, Incorporator